UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

HYCROFT MINING HOLDING CORPORATION

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(Exact name of Registrant as Specified in Its Charter)

Delaware --------------	001-38387 ----------	82-2657796 ------------------
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8181 E. Tufts Avenue, Suite 510 Denver, Colorado	80237
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(Address of principal executive offices)	(Zip Code)

(303) 524-1947

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 6, 2020, Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), issued a press release announcing the closing of the previously-announced registered public offering by the Company of an aggregate of 9,583,334 units (the “Offering”). The number of units includes the exercise in full by the underwriters of their option to purchase up to 1,250,000 additional units (the “Overallotment Option”). Each unit consists of one (1) share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one (1) warrant to purchase one (1) share of Common Stock (the “Warrants”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

The closing of the Offering occurred on October 6, 2020, inclusive of the Overallotment Option. The offering price to the public was $9.00 per unit. The Warrants are immediately exercisable for shares of Common Stock at a price of $10.50 per share and expire five (5) years from the date of issuance. The Company does not plan to apply to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The shares of Common Stock and Warrants are immediately separable and will be issued separately in the offering.

After deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the net proceeds to the Company were approximately $83.1 million.

The units, consisting of Common Stock and Warrants, were offered and sold pursuant to (1) the Company’s registration statement on Form S-1 (File No. 333-248516), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and which was declared effective on October 1, 2020 and (2) the Company’s registration statement on Form S-1 (File No. 333-249250), filed by the Company with the SEC pursuant to Rule 462 under the Securities Act on October 2, 2020 and was deemed immediately effective upon filing.

In connection with the Offering, on October 6, 2020, the Company also entered into a Warrant Agreement with Continental Stock Transfer & Trust Company (“Warrant Agreement”) pursuant to which Continental Stock Transfer & Trust Company agreed to act as warrant agent with respect to the Warrants.

The foregoing descriptions of the Warrants and the Warrant Agreement are not complete and are qualified in their entirety to the full text of the Warrant Agreement, which includes the form of Warrant, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Warrant Agreement, dated October 6, 2020 between Hycroft Mining Holding Corporation and Continental Stock Transfer & Trust Company (which includes the form of Warrant)
99.1	Press Release of Hycroft Mining Holding Corporation, dated October 6, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2020	Hycroft Mining Holding Corporation

	By:	/s/ Jeffrey Stieber
Jeffrey Stieber
Vice President and Interim Chief Financial Officer